Exhibit 99.1
DoorDash Announces Move to Nasdaq

SAN FRANCISCO -- (Business Wire) -- DoorDash, Inc. (NYSE: DASH) today announced that it will transfer its stock exchange listing to the Nasdaq Stock Market (“Nasdaq”) from the New York Stock Exchange. The Company expects to begin trading as a Nasdaq-listed company on September 27, 2023 and will continue to trade under the symbol “DASH.”

“We are delighted to join a community of leading technology companies with our transfer to Nasdaq,” said Ravi Inukonda, DoorDash Chief Financial Officer. “We look forward to this new and exciting opportunity for partnership between the Nasdaq and DoorDash brands.”

“For over a decade, DoorDash has built products and services to help businesses grow and reach more consumers in over 25 countries around the world. The company’s listing on Nasdaq will provide them access to the deepest pool of liquidity in the U.S. equity market and provides additional opportunities to further their work in innovating local commerce,” said Nelson Griggs, President of Capital Access Platforms at Nasdaq. “We are thrilled to welcome DoorDash to the Nasdaq family.”

About DoorDash

DoorDash (NYSE: DASH) is a technology company that connects consumers with their favorite local businesses in more than 25 countries across the globe. Founded in 2013, DoorDash builds products and services to help businesses innovate, grow, and reach more customers. DoorDash is building infrastructure for local commerce, enabling merchants to thrive in the convenience economy, giving consumers access to more of their communities, and providing work that empowers. With DoorDash, there is a neighborhood of good in every order.

Forward-Looking Statements

This release contains certain statements that may be deemed "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements that address activities, events or developments that we or our management expects or anticipates will or may occur in the future are forward-looking statements. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

Investor Relations Contact
ir@doordash.com

Press Contact
press@doordash.com